                                                                  EXHIBIT 20.10

                          UCFC ACCEPTANCE CORPORATION
                   HOME EQUITY LOAN PASS-THROUGH CERTIFICATES
                           SERIES 1996-C1 AND 1996-C2

                        STATEMENT TO CERTIFICATEHOLDERS

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Distribution Date:        November 15, 1996
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LOAN GROUP 1 PRINCIPAL BALANCE:                                                                                    297,027,952.15
TOTAL PRINCIPAL:                                                                                                     2,517,187.33
PREPAYMENTS:                                                                                                           123,800.45
NET LIQUIDATION PROCEEDS:                                                                                                    0.00
TOTAL INTEREST:                                                                                                      2,979,244.86

LOAN GROUP 2 PRINCIPAL BALANCE:                                                                                    198,576,211.31
TOTAL PRINCIPAL:                                                                                                     1,246,115.08
PREPAYMENTS:                                                                                                         1,085,388.38
NET LIQUIDATION PROCEEDS:                                                                                                    0.00
TOTAL INTEREST:                                                                                                      1,688,625.51

SUBSTITUTION AMOUNTS GROUP 1:                                                                                        2,002,254.16
LOAN PURCHASE PRICES GROUP 1:                                                                                        2,002,226.64

SUBSTITUTION AMOUNTS GROUP 2:                                                                                                0.00
LOAN PURCHASE PRICES GROUP 2:                                                                                                0.00

RESERVE ACCOUNT BALANCE:                                                                                            14,369,679.06

SPECIFIED RESERVE ACCOUNT REQUIREMENT:                                                                              31,250,000.00

CUMULATIVE RESERVE ACCOUNT WITHDRAWALS AS OF THE CURRENT PAYMENT DATE:                                                       0.00

SUBORDINATED AMOUNT AS OF THE CURRENT PAYMENT DATE:                                                                 85,000,000.00

GROUP 1 INSURED PAYMENT RELATING TO THE CURRENT PAYMENT DATE:                                                                0.00
GROUP 2 INSURED PAYMENT RELATING TO THE CURRENT PAYMENT DATE:                                                                0.00

SERVICING FEES DUE GROUP 1:                                                                                            125,644.75
SERVICING FEES DUE GROUP 2:                                                                                             83,259.31

GUARANTEE FEES DUE GROUP 1:                                                                                            702,646.93
GUARANTEE FEES DUE GROUP 2:                                                                                            302,260.01


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                                                                                      (c) COPYRIGHT 1996 Bankers Trust Company

                          UCFC ACCEPTANCE CORPORATION
                   HOME EQUITY LOAN PASS-THROUGH CERTIFICATES
                           SERIES 1996-C1 AND 1996-C2
                        STATEMENT TO CERTIFICATEHOLDERS

-----------------------------------------------------------------------------------------------------------------------------------

Distribution Date:        November 15, 1996
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GROUP 1 REALIZED LOSSES FOR THE RELATED REMITTANCE PERIOD:                                                                 0.00
GROUP 1 CUMULATIVE REALIZED LOSSES AS OF THE CURRENT PAYMENT DATE:                                                         0.00

GROUP 2 REALIZED LOSSES FOR THE RELATED REMITTANCE PERIOD:                                                                 0.00
GROUP 2 CUMULATIVE REALIZED LOSSES AS OF THE CURRENT PAYMENT DATE:                                                         0.00

CLASS A-1 LIBOR RATE FOR THE REALTED ACCRUAL PERIOD:                                                                     5.4850%

CLASS A-7 LIBOR RATE FOR THE RELATED ACCRUAL PERIOD:                                                                     5.6750%

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DELINQUENT AND                                                                                                            LOANS
FORECLOSURE LOAN                                            30 TO 59       60 TO 89    90 AND OVER                         IN
INFORMATION                                                   DAYS           DAYS         DAYS                         FORECLOSURE
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PRINCIPAL BALANCE - GROUP 1                              2,393,851.36         0.00          0.00                           0.00
NUMBER OF LOANS                                                    43            0             0                              0
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PRINCIPAL BALANCE - GROUP 2                              1,075,674.22         0.00          0.00                           0.00
NUMBER OF LOANS                                                    19            0             0                              0
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AGGREGATE PRINCIPAL  BALANCE                             3,469,525.58         0.00          0.00                           0.00
AGGREGATE NUMBER OF LOANS                                          62            0             0                              0
Note: Quantity and Principal Balance of Foreclosures are Included in the Delinquency Figures.
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LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 1:                                                                                      5
PRINCIPAL BALANCE OF LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 1:                                                        295,531.09

LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 2:                                                                                      4
PRINCIPAL BALANCE OF LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 2:                                                        192,307.06

REO LOANS - GROUP 1:                                                                                                          0
PRINCIPAL BALANCE OF REO LOANS - GROUP 1:                                                                                  0.00

REO LOANS - GROUP 2:                                                                                                          0
PRINCIPAL BALANCE OF REO LOANS - GROUP 2:                                                                                  0.00


BOOK VALUE OF REO PROPERTY, IF AVAILABLE:                                                                                  0.00
REO PROCEEDS:                                                                                                              0.00

REO PROPERTY MATTERS:                                                                                   (SEE ATTACHMENTS, IF ANY)

OTHER FORECLOSURE INFORMATION:                                                                          (SEE ATTACHMENTS, IF ANY)

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                                                                                         (c) COPYRIGHT 1996 Bankers Trust Company

                          UCFC ACCEPTANCE CORPORATION
                   HOME EQUITY LOAN PASS-THROUGH CERTIFICATES
                           SERIES 1996-C1 AND 1996-C2

                        STATEMENT TO CERTIFICATEHOLDERS

--------------------------------------------------------------------------------
Distribution Date:        November 15, 1996
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CLASS A-1 INTEREST SHORTFALL AMOUNT:                                      0.00
CLASS A-2 INTEREST SHORTFALL AMOUNT:                                      0.00
CLASS A-3 INTEREST SHORTFALL AMOUNT:                                      0.00
CLASS A-4 INTEREST SHORTFALL AMOUNT:                                      0.00
CLASS A-5 INTEREST SHORTFALL AMOUNT:                                      0.00
CLASS A-6 INTEREST SHORTFALL AMOUNT:                                      0.00
CLASS A-7 INTEREST SHORTFALL AMOUNT:                                      0.00



CLASS A-1 PRINCIPAL SHORTFALL AMOUNT:                                     0.00
CLASS A-2 PRINCIPAL SHORTFALL AMOUNT:                                     0.00
CLASS A-3 PRINCIPAL SHORTFALL AMOUNT:                                     0.00
CLASS A-4 PRINCIPAL SHORTFALL AMOUNT:                                     0.00
CLASS A-5 PRINCIPAL SHORTFALL AMOUNT:                                     0.00
CLASS A-6 PRINCIPAL SHORTFALL AMOUNT:                                     0.00
CLASS A-7 PRINCIPAL SHORTFALL AMOUNT:                                     0.00

CLASS A-1 CARRY-FORWARD AMOUNT:                                           0.00
CLASS A-2 CARRY-FORWARD AMOUNT:                                           0.00
CLASS A-3 CARRY-FORWARD AMOUNT:                                           0.00
CLASS A-4 CARRY-FORWARD AMOUNT:                                           0.00
CLASS A-5 CARRY-FORWARD AMOUNT:                                           0.00
CLASS A-6 CARRY-FORWARD AMOUNT:                                           0.00
CLASS A-7 CARRY-FORWARD AMOUNT:                                           0.00




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                                        (c) COPYRIGHT 1996 Bankers Trust Company

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